EXHIBIT 99.5


                         INNOPUMP, INC. D/B/A VERSADIAL

                          AUDITED FINANCIAL STATEMENTS
                                      AND
                             REPORT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

                       YEARS ENDED JUNE 30, 2006 AND 2005

INNOPUMP, INC. D/B/A VERSADIAL

CONTENTS

================================================================================


Report of Independent Registered Public Accounting Firm                       1


Financial Statements

     Balance Sheets as of June 30, 2006 and June 30, 2005                     2

     Statements of Operations for the Years ended June 30, 2006 and
       June 30, 2005                                                          3

     Statements of Stockholders' Deficit for the Years ended June 30, 2006
       and June 30, 2005                                                      4

     Statements of Cash Flows for the Years ended June 30, 2006 and
       June 30, 2005                                                        5-6

     Notes to Financial Statements                                         7-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders of Innopump, Inc. D/B/A Versadial


We have audited the accompanying balance sheets of Innopump, Inc. D/B/A Versadial (the "Company") as of June 30, 2006 and 2005 and the related statements of operations, stockholders' deficit and cash flows for the each of the years in the two-year period ended June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innopump, Inc. D/B/A Versadial, as of June 30, 2006 and 2005, and the results of its operations and cash flows for the each of the years in the two-year period ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has incurred cumulative losses of approximately $6.9 million since inception and utilized cash of approximately $3.1 million for operating activities during the two years ended June 30, 2006. The Company has a working capital deficit of approximately $7.8 million and a stockholders' deficit of approximately $6.9 million as of June 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in
Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Roseland, New Jersey
October 2, 2006

INNOPUMP, INC. D/B/A VERSADIAL

BALANCE SHEETS

================================================================================

                                                             June 30,        June 30,
                                                               2006            2005
                                                            -----------    -----------

ASSETS

Current assets
Cash                                                        $   917,296    $    55,244
Due from affiliates                                              51,508         31,235
Accounts receivable                                             108,379          6,306
Inventories                                                     113,895         66,032
Prepaid expenses and other current assets                        50,436         49,759
                                                            -----------    -----------
Total current assets                                          1,241,514        208,576
                                                            -----------    -----------
Property and equipment, net                                     961,716        569,462
                                                            -----------    -----------

Other assets
Deferred financing costs                                         18,836         27,615
Security deposit                                                 34,155         34,155
                                                            -----------    -----------
Total other assets                                               52,991         61,770
                                                            -----------    -----------
                                                            $ 2,256,221    $   839,808
                                                            ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Notes and interest payable                                  $ 3,631,695    $        --
Notes and interest payable, related parties                   2,175,421
Convertible notes and interest payable                        1,300,417
Common stock subject to redemption                              887,403
Due to licensor                                                 430,074        284,135
Accounts payable and accrued expenses                           422,971        329,412
Due to related parties                                          159,182        116,312
Lease payable                                                                   81,914
Customer deposits                                                29,529         33,586
                                                            -----------    -----------

Total current liabilities                                     9,036,692        845,359
                                                            -----------    -----------

Long-term liabilities
Notes and interest payable                                                     366,702
Notes and interest payable, related parties                                  2,045,667
Convertible note and interest payable                                          416,356
Common stock subject to redemption                                             887,403
Due to licensor                                                 100,000
Sublease security deposit, affiliate                              6,830          6,830
                                                            -----------    -----------
                                                                106,830      3,722,958
                                                            -----------    -----------

Commitments and contingencies

Stockholders' deficit
  Preferred  stock,  no par value,  1 million shares
  authorized,  zero issued and outstanding
Common stock, $.0001 par value, 2 million shares
  authorized, 246,000 issued and outstanding                         25             25
Accumulated deficit                                          (6,887,326)    (3,728,534)
                                                            -----------    -----------
Total stockholders' deficit                                  (6,887,301)    (3,728,509)
                                                            -----------    -----------
                                                            $ 2,256,221    $   839,808
                                                            ===========    ===========

See accompany notes to audited financial statements.

INNOPUMP, INC. D/B/A VERSADIAL

STATEMENTS OF OPERATIONS

================================================================================

For the year ended June 30,                         2006           2005
--------------------------------------------------------------------------------

Net revenues                                    $   223,404    $   113,297

Cost of revenues
  Direct costs                                      170,163        100,347
  Indirect costs                                    509,410        323,552
                                                -----------    -----------

                                                    679,573        423,899
                                                -----------    -----------

Gross margin                                       (456,169)      (310,602)
                                                -----------    -----------

Operating expenses
  General and administrative                      2,240,987      1,127,980
                                                -----------    -----------

Loss from operations                             (2,697,156)    (1,438,582)
                                                -----------    -----------

Other income (expenses)
  Sublease income, affiliates                        28,564         82,111
  Interest expense                                 (268,493)       (84,437)
  Interest expense, related parties                (148,810)      (130,989)
  Amortization of financing costs                   (71,279)       (27,615)
  Loss on foreign currency exchange                  (1,618)        (3,206)
                                                -----------    -----------

                                                   (461,636)      (164,136)
                                                -----------    -----------

Net loss                                        $(3,158,792)   $(1,602,718)
                                                ===========    ===========

Weighted average common shares outstanding
  Basic                                             246,000        246,000
                                                ===========    ===========
  Diluted                                           262,500        262,500
                                                ===========    ===========

Loss per common share
  Basic and Diluted                             $    (12.84)   $     (6.52)
                                                ===========    ===========


See accompany notes to audited financial statements.

INNOPUMP, INC. D/B/A VERSADIAL

STATEMENTS OF STOCKHOLDERS' DEFICIT

================================================================================


Years Ended June 30, 2006 and 2005
--------------------------------------------------------------------------------

                           Preferred Stock             Common Stock          Accumulated
                          Shares     Amount         Shares       Capital       Deficit        Total
                          ------  -----------   -----------   -----------    -----------    -----------

Balances, July 1, 2004            $        --       246,000   $        25    $(2,125,816)   $(2,125,791)

Net loss                                   --            --            --     (1,602,718)    (1,602,718)
                          -----------------------------------------------------------------------------

Balances, June 30, 2005                    --       246,000            25     (3,728,534)    (3,728,509)

Net loss                                   --            --            --     (3,158,792)    (3,158,792)
                          -----------------------------------------------------------------------------
Balances, June 30, 2006           $        --       246,000   $        25    $(6,887,326)   $(6,887,301)
                          =============================================================================


See accompany notes to audited financial statements.

INNOPUMP, INC. D/B/A VERSADIAL

STATEMENTS OF CASH FLOWS

================================================================================

For the year ended June 30,                             2006           2005
--------------------------------------------------------------------------------

Cash flows from operating activities
  Net loss                                          $(3,158,792)   $(1,602,718)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                      253,130        189,700
     Amortization of financing costs                     71,279         27,615
     Changes in operating assets and liabilities:
       Due from affiliates                              (20,273)       (31,235)
       Accounts receivable                             (102,073)         1,019
       Inventories                                      (47,863)         8,534
       Prepaid expenses and other current assets           (677)       (26,755)
       Due to licensor                                  245,939        124,135
       Accounts payable and accrued expenses            197,843        174,435
       Due to related parties                            42,870          2,758
       Customer deposits                                 (4,057)        18,586
       Interest payable                                 374,524        203,855
                                                    -----------    -----------

Net cash used in operating activities                (2,148,150)      (910,071)
                                                    -----------    -----------

Cash flows from investing activities
  Purchase of equipment                                (645,384)      (157,989)
  Payment for security deposit                                         (34,155)
  Collection of sublease security deposit                                6,830
  Payments for financing costs                          (62,500)       (55,230)
                                                    -----------    -----------

Net cash used in investing activities                  (707,884)      (240,544)
                                                    -----------    -----------

Cash flows from financing activities
  Proceeds from issuance of convertible notes           450,000        550,000
  Proceeds from notes payable, related parties                         355,000
  Proceeds from issuance of notes payable             3,350,000        350,000
  Payments on equipment lease                           (81,914)       (49,141)
                                                    -----------    -----------

Net cash provided by financing activities             3,718,086      1,205,859
                                                    -----------    -----------

Net increase in cash                                    862,052         55,244

Cash, beginning of period                                55,244
                                                    -----------    -----------

Cash, end of period                                 $   917,296    $    55,244
                                                    ===========    ===========


See accompany notes to audited financial statements.

INNOPUMP, INC. D/B/A VERSADIAL

================================================================================

For the year ended June 30,                              2006           2005
--------------------------------------------------------------------------------

Supplemental disclosure of cash flow information,
  cash paid during the period for interest           $     50,359   $     11,061
                                                     ============   ============



Supplemental disclosure of non-cash investing and financing, activities:

Convertible debentures converted to common stock     $         --   $    825,000
                                                     ============   ============

Purchase of equipment financed by lease obligation   $         --   $     17,106
                                                     ============   ============

Accounts payable converted into promissory note      $    104,284   $         --
                                                     ============   ============

Notes and interest payable converted into
  convertible notes                                  $    366,702   $         --
                                                     ============   ============


See accompany notes to audited financial statements.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


1.    Organization and nature of operations

Innopump, Inc. D/B/A Versadial ("Innopump" or the "Company") is a Nevada corporation which was formed on April 1, 2005. Subsequent to formation, the Company acquired all of the assets and assumed certain liabilities of Sea Change Group, LLC ("SCG"), a privately held New York Limited Liability Company formed in 1999. This transaction was completed on May 25, 2005 and is described in Note 2.

The Company is engaged in the manufacture of a dispenser that enables the user to blend two liquids in varying proportions. Substantially all of the Company's revenues are derived from wholesale customers located in both the continental United States and Europe. The dispensers are manufactured in Germany and are currently being utilized in the food and cosmetic industries.


2.    Business acquisition

On May 25, 2005, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with SCG, whereby the Company acquired all of the assets and assumed certain liabilities of SCG for an initial purchase price of $231,500. The transaction resulted in the acquisition by the Company of approximately $764,000 in assets and $1,943,000 in assumed liabilities.

This transaction between the Company and SCG, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of SCG were transferred to the Company at historical amounts. The financial statements are prepared as if the transaction had occurred at the beginning of the periods presented herein, and present the financial data of previously separate entities.

In April 2005, one month prior to entering into the Asset Purchase Agreement, $825,000 of SCG convertible debt was converted into 8.25 membership interests of SCG at a conversion ratio of 1 interest for each $100,000 of convertible debt. The debt holders were also issued an additional 16,500 common shares of Innopump in connection with the convertible notes. A provision in the Asset Purchase Agreement provided the prior debt holders a put option whereby they could sell their Innopump shares back to the Company between September 30, 2006 and October 30, 2006 at an amount equal to the principal and interest which would have been due upon conversion. The aggregate amount of $887,403 (which includes $62,403 in accrued interest through the conversion date) is included on the balance sheet as a liability (see Note 11).

All members of SCG, at the time of the asset purchase, were given 2,000 founder shares of the Company's common stock for each membership interest in SCG, resulting in the issuance of 220,000 founder shares of common stock (see Note
15).


3.    Reverse merger

On June 9, 2005, the Company entered into an Agreement and Plan of Merger with Carsunlimited.com ("CARS"), a Nevada publicly-held corporation, whereby the Company would become a majority-owned subsidiary of CARS and upon completion of a merger agreement, the holders of the Company's common stock would hold a majority interest of CARS. The merger was completed on August 9, 2006.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


3.    Reverse merger (continued)

The accounting of this transaction differs from its legal form, as the Company is considered the accounting acquirer and CARS the acquired entity. The transaction has been accounted for as a reverse acquisition under the purchase method of accounting, whereby the assets of CARS were revalued and the purchase price allocated to those assets acquired and liabilities assumed. The Company's historical financial statements will be carried forward subsequent to the merger as those of the combined entity (see Note 19).


4.    Going concern and liquidity

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At June 30, 2006, the Company has incurred cumulative losses of approximately $6.9 million since inception and utilized cash of approximately $3.1 million for operating activities during the two years ended June 30, 2006. The Company has a working capital deficit of approximately $7.8 million and a stockholders' deficit of approximately $6.9 million as of June 30, 2006.

On August 9, 2006, as a result of the merger, CARS sold 10% senior redeemable convertible debt ("Convertible Debt") in the principal amount of $7.5 million to Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. (collectively referred to as the "Investor"). The note bears interest at 10% per annum and is due on February 9, 2009 (see Note 19). The proceeds were first used to pay approximately $1.1 million in financing and legal fees, $4.4 million in current notes payable and accrued interest and $400,000 in other current obligations which became due on the date of the merger. The Company received net proceeds of approximately $1.6 million, which management plans to use for future working capital needs.

At June 30, 2006, the Company had approximately $7.1 million in current notes payable and accrued interest. On August 9, 2006, subsequent to the reverse merger with CARS, the Company converted $1.2 million of these notes into common stock. As noted above, the Company repaid approximately $4.4 million with the proceeds from the $7.5 million financing. The remaining current notes payable of approximately $1.5 million are primarily due to shareholders which management believes will be extended prior to maturity.

On September 29, 2006, the Company received $700,000 from a customer in the consumer products industry in exchange for the Company's undertaking to deliver pre-production samples of a specially designed dual chamber dispensing pump and to fund pre-production tooling and mold expenses. The Company has no obligation to repay the advance, should the samples not satisfy the customer's requirements. However, if the requirements are met, management anticipates that the Company will enter into an exclusive supply relationship with this customer for a term in excess of one year and that the advance will be applied against future revenues (see Note 19).

Management recognizes that the Company must generate additional revenue and sufficient gross profits to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base and product line, especially in the food and cosmetic industries. Management believes that the capital received as a result of the above transactions will enable Innopump to begin to build its product line with the necessary equipment expenditures required, but that additional financing will be required within the next 12 months.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


4.    Going concern and liquidity (continued)

There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base and product line. If the Company is unsuccessful in building its customer base and obtaining financing for its capital equipment requirements or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


5.    Summary of significant accounting policies

Basis of Presentation

The transaction described in Note 2 between the Company and SCG, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of SCG were transferred to the Company at historical amounts. The financial statements were prepared as if this transaction had occurred at the beginning of the periods presented herein, and present the financial data of previously separate entities.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectible at the discretion of management. There was no allowance for doubtful accounts at June 30, 2006 and 2005.

Inventories

Inventories, which consist principally of raw materials and finished goods, are stated at cost on the first-in, first-out basis, which does not exceed market value.

Depreciation and Amortization

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. The Company provides for depreciation and amortization over the following estimated useful lives:

              Machinery and equipment                    7 Years
              Molds                                      3 Years
              Computer equipment                         3 Years

Costs of maintenance and repairs are expensed as incurred while betterments and improvements are capitalized.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================



5.    Summary of significant accounting policies (continued)

Loss Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. Written put options are included in the determination of dilutive earnings per share if they are dilutive and the potential dilutive effect is computed using the treasury stock method. The calculation of diluted net loss per share excludes potential common shares if the effect is anti-dilutive.
Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the balance sheets.

Revenue Recognition

Revenues are generally recognized at the time of shipment. The Company requires deposits from certain customers which are recorded as current liabilities until the time of shipment.

Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Impairment of Long-Lived Assets

Certain long-lived assets of the Company are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2006, management expects these assets to be fully recoverable.

Foreign Currency Transactions

The Company complies with SFAS No. 52 "Foreign Operations and Currency Translation". All foreign currency transaction gains and losses are included in the Company's net income (loss) in the period the exchange rate changes.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


5.    Summary of significant accounting policies (continued)

Shares Subject to Mandatory Redemption

The Company complies with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", which requires certain financial instruments such as mandatory redeemable shares, be classified as liabilities even though they possess certain characteristics of equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". SFAS No. 154 replaces Accounting Principles Board ("APB") No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS No. 154 will have a material impact on its balance sheets and statements of operations, stockholders' equity and cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after December 1, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets", an amendment of FASB Statement No. 140. SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of December 1, 2006. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


5.    Summary of significant accounting policies (continued)

Recent Accounting Pronouncements (continued)

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes", an Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect the new standard to have any material impact on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans", an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires an employer to:
(a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income of a business entity and in changes in net assets of a not-for-profit organization. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective for us for the fiscal year ending on July 31, 2007. The requirement to measure plan assets and benefit obligations as of the date of our fiscal year-end balance sheet is effective for us for the fiscal year ending July 31, 2009. The Company does not expect the new standard to have any material impact on its financial position and results of operations.


6.    Inventories

Inventories consist of the following at June 30, 2006 and 2005:

                                           June 30,   June 30,
                                             2006       2005
                                           --------   --------

Raw materials                              $ 47,306   $ 30,416
Finished goods                               66,589     35,616
                                           --------   --------
                                           $113,895   $ 66,032
                                           ========   ========

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


7.    Property and equipment

Property and equipment consist of the following at June 30, 2006 and 2005:

                                       June 30,     June 30,
                                         2006         2005
                                      ----------   ----------

Machinery and equipment               $  435,424   $  428,080
Molds                                    866,964      449,034
Computer equipment                         7,051        1,325
Construction in progress                 214,383
                                      ----------   ----------
                                      1,523,822      878,439

Less accumulated depreciation            562,106      308,977
                                      ----------   ----------
                                      $  961,716   $  569,462
                                      ==========   ==========


Depreciation expense amounted to approximately $253,000 and $190,000 for the years ended June 30, 2006 and 2005, respectively.

Construction in progress consists of two payments made on October 20, 2005 and April 10, 2006 in the amounts of approximately $122,000 and $92,000, respectively. This is for the construction of two pieces of equipment with an estimated cost of $762,000 and $285,000, respectively.


8.    Notes and interest payable

Notes and interest payable consist of the following as of June 30, 2006 and 2005:

                                        June 30,      June 30,
                                          2006         2005
                                       ----------   ----------

Mellon Bank                      (a)   $3,148,472   $       --

Ocean Drive                      (b)      372,867      316,702

Individual lenders               (c)      110,356       50,000
                                       ----------   ----------
                                        3,631,695      366,702
Less: current liabilities               3,631,695           --
                                       ----------   ----------
                                       $       --   $  366,702
                                       ==========   ==========

a) On October 18, 2005, in connection with the non-binding term sheet entered into on September 22, 2005 with Mellon Bank, the Company borrowed $1.5 million under the terms of two secured promissory notes for $750,000 each from Mellon Bank. The notes mature at the earlier of (i) October 18, 2006,
      (ii) the date at which the proposed merger transaction with CARS occurs, or (iii) upon default. All principal and interest on the notes will be due at maturity. The notes bear interest at a fixed rate of 10% for the first four months of the term of the note and 15% thereafter.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


8.    Notes and interest payable (continued)

      The Company incurred approximately $62,000 in financing costs as related to this note. These deferred financing costs are being amortized over the life of the note. Amortization expense approximated $43,000, and $-0- for the years ended June 30, 2006 and 2005, respectively.

      In March 2006, the Company borrowed an additional $500,000 under the terms of two secured promissory notes for $250,000 each from Mellon Bank. The notes bear interest and mature under the same terms of the October 2005 secured promissory notes. On June 26, 2006, the Company borrowed an additional $1 million under the terms of two secured promissory notes for $500,000 each from Mellon Bank. The notes bear interest and mature under the same terms of the October 2005 secured promissory notes. All of the notes in the aggregate of $3.0 million were repaid with interest on August 11, 2006 after the closing of the merger (see Note 19).

      Accrued interest related to the Mellon notes included in notes and interest payable approximated $148,000 and $-0- at June 30, 2006 and June 30, 2005, respectively. Interest expense approximated $148,000 and $-0-for the years ended June 30, 2006 and 2006, respectively.

      The Mellon notes are secured by the assets of the Company.

b) In connection with the Asset Purchase Agreement, the Company assumed a promissory note in the amount of $300,000 originally issued by SCG on October 19, 2004. The note is held by Ocean Drive, an affiliate of CARS, bears interest at 8% per annum due at maturity, is secured by the assets of the Company and originally was to mature on the earlier of October 19, 2005 or upon the occurrence of events of default as stipulated in the agreement, which includes the merger of the Company with CARS as described in Note 3. On July 20, 2005, the lender agreed to extend the due date to December 28, 2006. On August 15, 2005, as part of the terms of an extension to CARS to meet the required liquidity provision of the proposed merger, CARS granted the Company the right to force the conversion of this note to equity upon completion of the merger with CARS. This note was converted to equity at the closing of the merger on August 9, 2006 and is classified in convertible notes payable at June 30, 2006 (see Notes 10b and 19). In addition, the Company agreed to allow Ocean Drive to assign the note to CARS UL Holdings, an affiliate of Ocean Drive, in July 2006.

      On September 9, 2005, Ocean Drive loaned the Company an additional $350,000 under identical terms of the note dated October 19, 2004. The note bears interest at 8% per annum due at maturity, is secured by the assets of the Company and matures on the earlier of December 28, 2006 or upon the occurrence of events of default as stipulated in the agreement, which includes upon completion of the merger transaction with CARS as described in Note 3. The note with accrued interest was repaid in full after the closing of the merger on August 11, 2006 (see Note 19). In addition, the Company agreed to allow Ocean Drive to assign the note to CARS UL Holdings in July 2006.

      Accrued interest related to the Ocean Drive notes included in notes and interest payable approximated $23,000 and $17,000 at June 30, 2006 and June 30, 2005, respectively. Interest expense approximated $23,000 and $17,000 for the years ended June 30, 2006 and 2005, respectively.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


8.    Notes and interest payable (continued)

c) On June 30, 2005, the Company signed a $50,000 promissory note with an individual. The note bears interest at 8%, is collateralized by the assets of the Company, and was due with interest in 180 days. The note was not paid when due and on January 17, 2006 the holder of the note agreed to extend the due date of the related debt to June 15, 2006. On June 20, 2006, the lender agreed to extend the due date of the debt to July 30, 2006. The interest rate on the note will accrue at the default rate of interest of 14%, commencing June 16, 2006 until maturity. Prior to the close of the merger on August 9, 2006, the individual agreed to convert the note to equity and the note has been classified in convertible notes payable at June 30, 2006.

      On October 11, 2005, the Company agreed to convert $104,284 in legal fees to debt and issued a secured promissory note. The note bears interest at 8%, is collateralized by the assets of the Company, and is due with interest on October 31, 2006.

      Accrued interest related to the above notes included in notes and interest payable approximated $6,000 and $-0- at June 30, 2006 and June 30, 2005, respectively. Interest expense approximated $6,000 and $-0- for the years ended June 30, 2006 and 2005, respectively.


9.    Notes and interest payable, related parties

      Notes and interest payable, related parties consist of the following as of June 30, 2006 and 2005:

                                        June 30,      June 30,
                                          2006         2005
                                       ----------   ----------

Related party                    (a)   $1,673,392   $1,561,490

Related party                    (b)      246,349      230,344

Related party                    (c)      255,680      253,833
                                       ----------   ----------
                                        2,175,421    2,045,667

Less: current liabilities               2,175,421           --
                                       ----------   ----------
                                       $       --   $2,045,667
                                       ==========   ==========


a) The Company has two outstanding notes with a related party: a $1,098,536, 8% per annum note which matures on October 30, 2006 and a $300,000, 8% per annum note which matures on the earlier of October 30, 2006 or the date of the potential merger of the Company with CARS. The $300,000 note with accrued interest was repaid in full after the closing of the merger on August 11, 2006 (see Note 19).

b) The Company has two outstanding notes with a related party: a $100,000, 8% per annum note which matures on October 30, 2006 and a $100,000, 8% per annum note which matures on the earlier of October 30, 2006 or the date of the potential merger of the Company with CARS. One of the $100,000 notes with accrued interest was repaid in full after the closing of the merger on August 11, 2006 (see Note 19).

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


9.    Notes and interest payable, related parties (continued)

c) On April 22, 2005, the Company signed a $250,000 promissory note with a related party. The note bears interest at 8%, is collateralized by the assets of the Company, and was due with interest on October 22, 2005. The note was not paid when due and on January 17, 2006 the holder of the note agreed to extend the due date of the related debt to June 15, 2006. On June 20, 2006, the lender agreed to extend the due date of the debt to July 30, 2006. The interest rate on the note will accrue at the default rate of interest of 14%, commencing June 16, 2006 until maturity. The note with accrued interest was repaid in full after the closing of the merger on August 11, 2006 (see Note 19).

      Accrued interest included in notes and interest payable to related parties approximated $327,000 and $197,000 at June 30, 2006 and 2005,
      respectively. Interest expense approximated $149,000, and $131,000 for the years ended June 30, 2006 and 2005, respectively.


10.   Convertible notes

Convertible notes consist of the following as of June 30, 2006 and 2005:

                                                June 30,     June 30,
                                                 2006         2005
                                              ----------   ----------

Individual lenders                      (a)   $  511,360   $       --
Ocean Drive                             (b)      789,057      416,356
                                              ----------   ----------

                                               1,300,417      416,356
Less: current liabilities                      1,300,417           --
                                              ----------   ----------

                                              $       --   $  416,356
                                              ==========   ==========

a) On June 30, 2005 and July 6, 2005, respectively, the Company signed two $50,000 promissory notes with two individuals. The notes bear interest at 8%, are collateralized by the assets of the Company, and were due with interest in 180 days. The notes were not paid when due and on January 17, 2006 the holder of the notes agreed to extend the due dates of the related debt to June 15, 2006. On June 20, 2006, the lenders agreed to extend the due dates of the debt to July 30, 2006. The interest rate on the notes will accrue at the default rate of interest of 14%, commencing June 16, 2006 until maturity. Prior to the close of the merger on August 9, 2006, the individuals agreed to convert the notes to equity. On August 9, 2006, the notes were converted to equity and the lenders received common shares of CARS stock (see Note 19). The note issued on June 30, 2005 was classified in notes payable at June 30, 2005 (see Note 8c).

      On July 19, 2005, the Company received $400,000 under the terms of two $200,000 a convertible promissory notes. The notes bears interest at 8%, are collateralized by the assets of the Company, and were due with interest on January 15, 2006. The notes were convertible into common stock of the Company at any time after there was written acknowledgement that an acquisition transaction would not occur or could be converted into the right to receive other securities, cash or other property that would have been receivable upon a recapitalization, merger, share exchange or acquisition transaction based on the number of shares issuable upon conversion of the note immediately prior to such transaction. The notes were not paid when due. On January 17, 2006, the lenders agreed to extend the due date of the notes to June 15, 2006. On June 20, 2006, the notes were extended to July 30, 2006. The interest rate payable on the notes will accrue at the default rate

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


10.   Convertible notes (continued)

      of interest of 14%, commencing June 16, 2006 until maturity. On August 9, 2006, the notes were converted to equity and the lenders received common shares of CARS stock (see Note 19).

b) In connection with the Asset Purchase Agreement, the Company assumed a convertible promissory note in the amount of $400,000 originally issued by SCG on December 28, 2004. The note is held by Ocean Drive, an affiliate of CARS, bears interest at 8% per annum due at maturity, is secured by the assets of the Company and matures on the earlier of December 28, 2005 or upon the occurrence of certain events as stipulated in the agreement, which includes the acquisition of the Company as described in Note 3. The note was convertible into common stock of the Company at any time after there was written acknowledgement that an acquisition transaction would not occur or could be converted into the right to receive other securities, cash or other property that would have been receivable upon a recapitalization, merger, share exchange or acquisition transaction based on the number of shares issuable upon conversion of the note immediately prior to such transaction.

      On July 20, 2005, the lender agreed to extend the due date to December 28, 2006. On August 15, 2005, as part of the terms of an extension to CARS to meet the required liquidity provision of the proposed merger, CARS granted the Company the right to force the conversion of the note issued on December 28, 2004 to equity upon completion of the proposed merger transaction with CARS. On August 9, 2006, the note was converted to equity and the lender received common shares of CARS stock (see Note 19). In addition, the Company agreed to allow Ocean Drive to assign the note to CARS UL Holdings, an affiliate of Ocean Drive, in July 2006 (see Note 19).

      The Company incurred approximately $55,000 in financing costs related to this note. These deferred financing costs are being amortized over the life of the note. Amortization expense approximated $28,000, and $28,000 for the years ended June 30, 2006 and 2005, respectively.

      In addition, the $300,000 note held by Ocean Drive, as described above in 8(b) was converted to equity at the closing of the merger on August 9, 2006 and the lender received common shares of CARS stock. This note is classified in convertible notes payable at June 30, 2006 (see Note 19). In addition, the Company agreed to allow Ocean Drive to assign the note to CARS UL Holdings, an affiliate of Ocean Drive, in July 2006.

      Accrued interest included in notes and interest payable approximated $100,000 and $16,000 at June 30, 2006 and June 30, 2005, respectively.
      Interest expense approximated $96,000 and $16,000 for the years ended June 30, 2006 and 2005, respectively. All accrued interest was paid to the debtholders on August 11, 2006. The principal aggregate amount of $1.2 million in notes was converted to equity.

11.   Common stock subject to redemption

In April 2005, one month prior to entering into the Asset Purchase Agreement, $825,000 of SCG convertible debt was converted into 8.25 membership interests at a conversion ratio of 1 interest for each $100,000 of convertible debt. The debt holders were also issued an additional 16,500 common shares of Innopump in connection with the convertible notes (see Note 2).

A provision in the Asset Purchase Agreement provided the prior debt holders a put option whereby they could sell their Innopump shares back to the Company between September 30, 2006 and October 30, 2006 at an amount equal to the principal and interest which would have been due upon conversion. The aggregate amount of $887,403 (which includes $62,403 in accrued interest through the conversion date) is included on the balance sheet as a liability.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================



12.   License agreement and sublicense agreement, related parties

License Agreement

In August 2001, SCG entered into a License Agreement ("License Agreement") with Anton Brugger for the exclusive right to manufacture and sell the dual dispenser. In January 2003, the License Agreement was amended and restated between SCG (the "Licensee") and Gerhard Brugger (the "Licensor", an assignee of Anton Brugger). The term of the license will be in effect for the next twenty two years. Gerhard Brugger is also one of the Company's major stockholders.

The License Agreement calls for royalties to be paid to the Licensor 30% of all gross revenues with respect to sublicensing agreements in which the Licensee does not manufacture the dispenser. With respect to the sale of the dispenser and products derived thereof, rates will vary between 5% and 8.5%.

To maintain its exclusive rights, the Licensee will also be obligated to pay a "Minimum Royalty" which is paid in monthly equal installments in advance. Aggregate future minimum royalty payments are as follows:

       For the year                   Minimum
      ending June 330,                Royalty
      ----------------              ----------

           2007                  $    350,000
           2008                       450,000
           2009                       525,000
           2010                       575,000
           2011                       625,000
   2011 and thereafter             13,325,000
                                 ------------
                                 $ 15,850,000
                                 ============

In addition to the minimum royalty payment, the Licensee will also pay to the Licensor $7,000 per month from inception of the License Agreement through June 2004 and $12,500 per month from July 2004 through the duration time that technical support is required by the Licensee. The payments for technical support may be terminated at any time by either party upon written notice delivered at least three months prior to termination.

Royalty and technical support expenses aggregated $400,000 and $300,000 for the years ended June 30, 2006 and 2005, respectively. At June 30, 2006, the Licensor was due approximately $530,000 consisting of $350,000 in royalties, $175,000 in technical support and $5,000 in reimbursable travel expenses.

On June 16, 2006, the Licensor signed a waiver of defaults whereby payments in arrears due through June 30, 2006 of $525,000 would be paid as follows: $100,000 no later than September 30, 2006, an aggregate total of $250,000 of the unpaid balance no later than the earlier of December 31, 2006 or within ten business days of a merger transaction with CARS, $75,000 on or before January 1, 2007, $100,000 on or before April 1, 2007, and $100,000 on or before July 1, 2007. In addition, the licensor agreed to accept royalties as calculated on actual shipments after June 30, 2006 through June 30, 2007 to be paid monthly and the cumulative difference between minimum monthly royalties and actual monthly royalties to be paid no later than June 30, 2007 as long as the technical consultant payments are made in accordance with the License Agreement. On August 11, 2006, the licensor was paid $250,000 as per the terms of the agreement.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


12.   License agreement and sublicense agreement, related parties (continued)

Sublicense Agreement

On May 1, 2005, SCG (the "Sub-licensor") entered into a sub-license agreement with the Company (the "Sub-licensee") whereby SCG assigned to the Company all rights, titles and interests that the Sub-licensor has in the Amended and Restated License Agreement dated January 1, 2003 between SCG and Gerhard Brugger. In consideration for the assignment and patent rights thereunder, the Company agreed to pay SCG a sublicense fee of $600,000, $150,000 to be paid on January 31, 2006, $150,000 on May 1, 2006, $150,000 on May 1, 2007 and $150,000
on May 1, 2008. In addition the Company agreed to pay the royalties due under the original Amended and Restated License Agreement either directly to the original licensor or to SCG. The Company also agreed to pay SCG a royalty of 3% of the first $100 million of gross revenues. The first two payments aggregating $300,000 were not paid when due.

On July 13, 2006, the agreement was amended and the $300,000 payment was deferred, with $150,000 being due upon the merger of the Company with CARS (see
Note 3) but in no event later than October 31, 2006 and $150,000 on March 31, 2007. In addition the 3% royalty was amended to be paid on the first $130 million in sales. On August 11, 2006, SCG was paid $150,000 as per the terms of the agreement.


13.   Lease payable

On March 10, 2004, the Company entered into a lease for the purchase of equipment with a vendor that manufactured component parts for the Company. The lease was for the purchase of seven molds in the amount of approximately $179,000. the Company paid approximately $35,000 as a down payment and entered into a lease for the balance of $144,000. The total amount of the lease, including interest, was to be paid quarterly in equal installments of approximately $14,000. At June 30, 2005, the principal balance due on the lease was approximately $82,000. On November 15, 2005, the Company terminated its relationship with this vendor and paid the lease in full. The Company received title to the related equipment.


14.   Other related party transactions

Consulting Agreement

In April 2005, the Company entered into a three-year consulting agreement with an entity owned by a stockholder which provides for an annual fee of $65,000 in the first year and $50,000 the following two years. The fees are payable as follows: $15,000 upon execution of the agreement and quarterly thereafter commencing with equal installments payable on June 30, September 30, December 31 and March 30 thereafter.

Leases

Effective May 1, 2004, the Company entered into a lease agreement for its corporate offices and started to sublease office space to various related entities (See Note 17, Lease Agreement). As of June 30, 2006, the Company had sublease income receivable of approximately $47,000 due from its affiliates, of which it has set up a reserve of $44,000 due to the uncertainty of collection of one of the entities based on its current financial condition. These affiliates include two entities owned by certain stockholders and officers of the Company.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


14.   Other related party transactions (continued)

Due to Related Parties

Due to related parties of approximately $159,000 and $116,000 at June 30, 2006 and 2005, respectively, consists of unpaid payroll, consulting fees and other miscellaneous expenses.

Sublicense Agreement

On June 21, 2006, the Company, entered into a Sublicense Agreement (the "Sublicense Agreement") with VDM Holdings, LLC ("VDM"), an entity majority owned by the stockholders and officers of the Company. The Sublicense Agreement grants VDM the exclusive right to exploit and market the Dispensers through direct response marketing and non-exclusively through other selected channels of distribution in consideration of a 3.5% royalty based on sales and the purchase of certain minimum quantities on an annual basis. The minimum order quantities to maintain exclusivity are 40,000 dispensers for the period of inception through December 31, 2006, 75,000, and 115,000 for the calendar years 2007 and 2008 respectively and a 5% increase annually thereafter for the term of the Sublicense Agreement. The Sublicense Agreement has a term which is identical to the term of that certain Amended and Restated License Agreement dated as of January 1, 2003 between Gerhard Brugger and SCG which was subsequently sublicensed to the Company (see Note 12). As of June 30, 2006, VDM owes approximately $49,000 to the Company.


15.   Stockholders' deficit

Capitalization

The Company's initial authorized capitalization consists of 2 million shares of common stock, $.0001 par value and 1 million shares of preferred stock, no par value. Each share of common and preferred has one vote in all matters.

Issuance of Common Stock

In May 2005, all members of SCG were given upon execution of the Asset Purchase Agreement (see Note 2) 2,000 founder shares of the Company's common stock for each membership interest in SCG, resulting in the issuance of 220,000 founder shares of common stock. In addition, the Licensor of the dual dispenser (see
Note 12) was given 26,000 founder shares of the Innopump common stock in May 2005. These transactions resulted in the issuance of an aggregate of 246,000 shares of founders stock by the Company.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


16.   Income taxes

Income taxes have been recorded under SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carry forwards.

At June 30, 2006, Innopump had allowable net operating loss ("NOL") carry-forwards for federal and state purposes approximating $4.7 million. These losses are available for future years and expire through 2026. Utilization of these losses may be limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The Company has taken a 100% valuation allowance against the deferred tax asset attributable to the NOL carry-forwards of $2.1 million and $760,000 at June 30, 2006 and 2005, respectively, due to the uncertainty of realizing the future tax benefits. The increase in valuation allowance of $1.4 million is primarily attributable to the Company's net operating loss incurred during the year ended June 30, 2006.

SCG incurred operating losses for all periods presented. Management believes that any pro forma deferred tax asset that would have been generated from these losses, had the entity been subject to corporate taxes, would have been subject to a 100% valuation allowance.

A reconciliation of income tax expense computed at the U.S. federal, state and local statutory rates and the Company's effective tax rate is as follows:


                                       Year Ended     Year Ended
                                        June 30,       June 30,
                                          2006           2005
                                       ----------     ----------

Statutarory federal income tax
  expense                                     (34)%          (34)%

State and local (net of federal
  benefits) income tax                        (10)           (10)

Valuation Allowance                            44             44
                                       ----------     ----------
                                               --%            --%
                                       ==========     ==========


17.   Commitments and contingencies

Consulting Agreement

On February 1, 2004, the Company entered into a one-year consulting agreement, which automatically renews on the anniversary, unless terminated by either party with a sales representative which calls for commissions of 3% of sales on certain defined exclusive accounts and commissions of 1.5% of sales from defined non-exclusive accounts. In addition, the representative will receive approximately $2,400 per month as a draw against future commissions, 50% of such funds to be subtracted from commission payments annually. To date, commissions have not exceeded the annual draw.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


17. Commitments and contingencies (continued)

Lease Agreement
In April 2004, the Company entered into a five-year lease agreement through April 30, 2009 for rental of office facilities. The lease provides for annual rent of approximately $137,000 commencing August 1, 2004 and escalations for cost of living adjustments and for the Company's proportionate share of increases in real estate taxes and maintenance costs.

Aggregate future minimum rental payments are as follows:

   Year ending June 30,    Minimum Rent Payments
   --------------------    ----------------------

         2007                  $ 137,000
         2008                    137,000
         2009                    114,000
                               ----------
                               $ 388,000


Gross rent expense aggregated approximately $143,000 and$126,000 for the years ended June 30, 2006 and 2005, respectively.

The Company subleases on a monthly basis a portion of the facility to entities affiliated with certain officers and stockholders of the Company. Sublease income, inclusive of utilities reimbursements approximated $29,000 (net of reserve of $44,000) and $82,000 for the years ended June 30, 2006 and 2005, respectively. During the year ended June 30, 2006 the Company reserved for approximately $44,000 of sublease income due from one of these affiliated entities due to the current financial condition of the entity. Payments have varied over the course of the lease due to reallocation of the space with other tenants.

Merger with CARS (see Notes 3 and 19)

The Asset Purchase Agreement (see Note 2) provided for an additional contingent payment of $600,000 to SCG in the event of an asset sale, merger, or debt or equity offering (of at least $3 million) on behalf of the Company. However, the Asset Purchase Agreement was amended on July 10, 2006 whereby the $600,000 contingent payment was rescinded.

As a result of the merger with CARS, CARS UL Holdings (an assignee of Ocean Drive, see note 10b) received five year warrants to purchase 800,000 shares of CARS common stock at an exercise price of $0.022 per share.

In addition, in connection with the above transaction, the investment banker, Sloan Securities Corp., received five year warrants to purchase 80,000 shares of CARS common stock at an exercise price of $0.022 per share.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


17.   Commitments and contingencies (continued)

Merger with CARS (continued)

As a result of the merger with CARS, the holder of the note dated April 22, 2005 (see Note 9c) who is a related party was granted warrants to purchase 500,000 shares of CARS common stock at an exercise price of $0.021 per share for a period of five years.

As a result of the merger with CARS, the holders of the notes dated June 30 and July 6, 2005 (see Note 10a) were each granted warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.021 per share for a period of five years.

As a result of the merger with CARS, the holders of the notes dated July 19, 2005 (see Note 10a) were each granted warrants to purchase 400,000 shares of the Company's common stock at an exercise price of $0.021 per share for a period of five years.

As a result of the merger with CARS, the holder of the note dated October 11, 2005 (see Note 8c) was granted warrants to purchase 208,567 shares of the Company's common stock at an exercise price of $0.021 per share for a period of five years.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of the Company's cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and third party payers and, believes that its accounts receivable credit risk exposure is limited. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company does not require collateral or other security to support financial instruments subject to credit risk.


18.   Major customers

The Company generated revenues from four customers during the year ended June 30, 2006 and two customers during the year ended June 30, 2005 aggregating approximately $193,000 and $108,000, respectively. Accounts receivable from these customers aggregated approximately $130,000, inclusive of $49,000 due from VDM, an affiliate (see Note 14), and $3,000 at June 30, 2006 and 2005, respectively.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


19.   Subsequent events

Merger Agreement

On August 9, 2006, Carsunlimited.com, Inc., a publicly traded entity ("CARS") executed an Agreement and Plan of Merger ("Merger Agreement") with Pump Acquisition Corp., a wholly-owned subsidiary of the CARS ("PAC"), Innopump, and certain Innopump stockholders. Pursuant to the Merger Agreement, CARS issued 568,134,259 shares of its common stock to shareholders of Innopump in consideration of Innopump merging with and into PAC and becoming a wholly-owned subsidiary of the CARS ("Merger"). Holders of Innopump convertible notes, warrants and options received equivalent amount of notes, warrants and options convertible or exercisable into that number of Registrant common stock had they converted or exercised immediately prior to the closing.

The Merger Agreement required CARS to issue to the Innopump stockholders 1,950 shares of CARS common stock for each share of Innopump common stock outstanding at the closing date of August 9, 2006. At the closing, there were 262,500 outstanding shares of Innopump common stock plus 28,792 shares issued on conversion of certain debt for a total of 291,292 shares which resulted in the issuance of 568,134,259 shares of CARS common stock and resulted in CARS stockholders retaining approximately 6.75% (41,125,000 shares) of the outstanding stock and Innopump stockholders receiving approximately 93.25% of the outstanding stock on a pre-diluted basis.

Convertible Debt

The parties' completion of the transactions contemplated under the Merger Agreement were subject to the satisfaction of certain contingencies including, without limitation, requisite approvals and consents and that CARS shall have no less than $7,500,000 in cash or cash equivalents and no more than $80,000 in liabilities immediately prior to closing.

On August 9, 2006, CARS sold 10% senior redeemable convertible debt ("Convertible Debt") in the principal amount of $7.5 million to Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. (collectively referred to as the "Investor") in exchange for $7.5 million in cash. Interest accrues at 10% per annum, payable in cash or payable in kind ("PIK") at the holders' option, on the one year anniversary of the date of issuance with respect to the first year of accrued interest and quarterly in arrears thereafter. Any interest not paid when due will accrue and will be added to the principal in determining the number of shares of Common Stock issuable upon conversion of the Convertible Debt. The Convertible Debt matures 30 months after the date of issuance ("Maturity Date"). The holder shall not have the option to prepay the Convertible Debt prior to the Maturity Date and must redeem 100% of the Convertible Debt, unless earlier converted, for an amount equal to 120% of the outstanding principal plus accrued but unpaid interest, on the Maturity Date. The proceeds from the Convertible Debt will be used for working capital, capital expenditures, mandatory debt repayment, and general corporate purposes.

The Convertible Debt is convertible into shares of CARS common stock at the fully diluted, post-reverse merger valuation at Closing of $16 million. The price per share is equal to $16 million divided by the number of outstanding shares (611,847,827) of the post reverse-merger on a fully-diluted basis ("Original Purchase Price"). This conversion price of approximately $.02615 per share would result in the issuance of approximately 286,803,669 shares upon conversion of the debt and is subject to weighted-average, anti-dilution protection on all subsequent financings by CARS. In addition, the Investor received Warrants (aggregating 22% of the shares issuable on conversion) to purchase approximately 63,096,807 shares of common stock at an exercise price of approximately $.02615 per share. The Warrants have a five (5) year term.

INNOPUMP, INC. D/B/A VERSADIAL

NOTES TO FINANCIAL STATEMENTS

================================================================================


Change in Fiscal Year

CARS fiscal year ended on December 31 and was a development stage Company prior to the merger. On September 13, 2006, CARS changed it year end to June 30 to conform to that of the Company, the accounting acquirer.

Customer Deposit

On September 29, 2006, the Company received $700,000 from a customer in the consumer products industry in exchange for the Company's undertaking to deliver pre-production samples of a specially designed dual chamber dispensing pump and to fund pre-production tooling and mold expenses. The Company has no obligation to repay the advance, should the samples not satisfy the customer's requirements. However, if the requirements are met, management anticipates that the Company will enter into an exclusive supply relationship with this customer for a term in excess of one year and that the advance will be applied against future revenues.

Note Repayments and Conversions

As a result of the merger with CARS, on August 9, 2006, the Company was able to obtain approximately $7.5 million in financing as described above. From the proceeds of this financing, the Company repaid approximately $4.4 million of its current notes and interest payable (see Notes 8, 9, and 10) and converted $1.2 million of current principal notes into 56,154,916 shares of CARS common stock (see Note 10).